Filed pursuant to Rule 424(b)(3)

File No. 333-221584

BlueBay Destra International Event-Driven Credit Fund

July 18, 2025

Supplement to the

Prospectus and Statement of Additional Information (“SAI”),

each dated February 1, 2025, as previously supplemented

Effective immediately, Class L Shares are longer available for purchase.

Please retain this Supplement with your Prospectus and SAI for future reference.